Exhibit 99.1

INTRA-CELLULAR THERAPIES REPORTS FOURTH QUARTER AND FULL-YEAR 2024 FINANCIAL RESULTS

Fourth quarter 2024 CAPLYTA net product sales grew to $199.2 million, representing a 51% increase over the same period in 2023

Full year 2024 CAPLYTA net product sales were $680.5 million, representing year-over-year growth of 47%

The U.S. Food and Drug Administration (FDA) accepted for review the lumateperone supplemental New Drug Application (sNDA) submission for adjunctive treatment of major depressive disorder (MDD)

BEDMINSTER, N.J., February 21, 2025 /GLOBE NEWSWIRE/ — Intra-Cellular Therapies, Inc. (Nasdaq: ITCI), a biopharmaceutical company focused on the development and commercialization of therapeutics for central nervous system (CNS) disorders, today announced its financial results for the fourth quarter ended December 31, 2024 and provided a corporate update.

Financial Highlights

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Net product sales of CAPLYTA were $680.5 million for the full year 2024. This represents an increase of 47% compared to 2023. Net product sales of CAPLYTA were $199.2 million for the fourth quarter of 2024, compared to $131.5 million for the same period in 2023, representing 51% growth.

•

Selling, general and administrative (SG&A) expenses were $504.5 million for the year ended December 31, 2024, compared to $409.9 million for the same period in 2023. This increase is primarily due to an increase in commercialization, marketing and infrastructure costs.

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Research and development (R&D) expenses were $236.1 million for the year ended December 31, 2024, compared to $180.1 million for the same period in 2023. This increase is primarily due to higher lumateperone and non-lumateperone project costs, including the ITI-1284, ITI-214, and ITI-1500 programs.

•	Cash, cash equivalents, investment securities, and restricted cash totaled $1.0 billion on December 31, 2024, compared to $499.7 million at December 31, 2023.

Commercial and Clinical Highlights

•	In the first quarter of 2025, we commenced a field sales force expansion in anticipation of the potential approval of CAPLYTA for the adjunctive treatment of MDD.

•

The FDA has accepted for review the sNDA for lumateperone, an investigational agent for the treatment of MDD as adjunctive therapy. Two positive Phase 3 global placebo-controlled studies, Study 501 and Study 502, as well as the long term open-label safety Study 503, form the basis of the sNDA.

•	Advancing our pipeline: In 2024, we initiated 10 late-stage clinical trials including six Phase 3 lumateperone clinical trials and four ITI-1284 clinical trials.

Lumateperone: In our pediatric program, in the fourth quarter of 2024, we commenced patient enrollment in two Phase 3 studies in pediatric patients for the treatment of irritability associated with autism spectrum disorder. Patient enrollment is ongoing in our double-blind, placebo-controlled study in bipolar depression and in our open-label safety study in schizophrenia and bipolar disorder in pediatric patients.

Patient enrollment is ongoing in our two Phase 3 studies evaluating lumateperone in adults in the acute treatment of manic or mixed episodes associated with bipolar I disorder (bipolar mania).

•

ITI-1284-ODT-SL program: Patient enrollment is ongoing in two Phase 2 clinical studies evaluating ITI-1284 in patients with generalized anxiety disorder (GAD). Our first study evaluates ITI-1284 as an adjunctive therapy to approved GAD medications while a second study evaluates ITI-1284 as monotherapy.

Patient enrollment continues in a Phase 2 clinical study evaluating ITI-1284 in patients with psychosis associated with Alzheimer’s disease (AD) and in our Phase 2 program in agitation associated with AD.

•	Other pipeline programs:

Phosphodiesterase type I inhibitor (PDE1) program: Patient enrollment in our lenrispodun (ITI-214) Phase 2 Study in Parkinson’s disease (PD) is ongoing. Our second PDE1 inhibitor, ITI-1020 being developed in oncology indications, continues its Phase 1 single ascending dose study in healthy volunteers.

ITI-1500 non-hallucinogenic neuroplastogen program: ITI-1549 is advancing IND enabling studies.

Important Safety Information

Boxed Warnings:

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Elderly patients with dementia-related psychosis treated with antipsychotic drugs are at an increased risk of death. CAPLYTA is not approved for the treatment of patients with dementia-related psychosis.

•

Antidepressants increased the risk of suicidal thoughts and behaviors in pediatric and young adults in short-term studies. All antidepressant-treated patients should be closely monitored for clinical worsening, and for emergence of suicidal thoughts and behaviors. The safety and effectiveness of CAPLYTA have not been established in pediatric patients.

Contraindications: CAPLYTA is contraindicated in patients with known hypersensitivity to lumateperone or any components of CAPLYTA. Reactions have included pruritus, rash (e.g., allergic dermatitis, papular rash, and generalized rash), and urticaria.

Warnings & Precautions: Antipsychotic drugs have been reported to cause:

•	Cerebrovascular Adverse Reactions in Elderly Patients with Dementia-Related Psychosis, including stroke and transient ischemic attack. See Boxed Warning above.

•

Neuroleptic Malignant Syndrome (NMS), which is a potentially fatal reaction. Signs and symptoms include: high fever, stiff muscles, confusion, changes in breathing, heart rate, and blood pressure, elevated creatinine phosphokinase, myoglobinuria (and/or rhabdomyolysis), and acute renal failure. Patients who experience signs and symptoms of NMS should immediately contact their doctor or go to the emergency room.

•

Tardive Dyskinesia, a syndrome of uncontrolled body movements in the face, tongue, or other body parts, which may increase with duration of treatment and total cumulative dose. TD may not go away, even if CAPLYTA is discontinued. It can also occur after CAPLYTA is discontinued.

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Metabolic Changes, including hyperglycemia, diabetes mellitus, dyslipidemia, and weight gain. Hyperglycemia, in some cases extreme and associated with ketoacidosis, hyperosmolar coma or death, has been reported in patients treated with antipsychotics. Measure weight and assess fasting plasma glucose and lipids when initiating CAPLYTA and monitor periodically during long-term treatment.

•

Leukopenia, Neutropenia, and Agranulocytosis (including fatal cases). Complete blood counts should be performed in patients with pre-existing low white blood cell count (WBC) or history of leukopenia or neutropenia. CAPLYTA should be discontinued if clinically significant decline in WBC occurs in absence of other causative factors.

•

Decreased Blood Pressure & Dizziness. Patients may feel lightheaded, dizzy or faint when they rise too quickly from a sitting or lying position (orthostatic hypotension). Heart rate and blood pressure should be monitored and patients should be warned with known cardiovascular or cerebrovascular disease. Orthostatic vital signs should be monitored in patients who are vulnerable to hypotension.

•

Falls. CAPLYTA may cause sleepiness or dizziness and can slow thinking and motor skills, which may lead to falls and, consequently, fractures and other injuries. Patients should be assessed for risk when using CAPLYTA.

•	Seizures. CAPLYTA should be used cautiously in patients with a history of seizures or with conditions that lower seizure threshold.

•	Potential for Cognitive and Motor Impairment. Patients should use caution when operating machinery or motor vehicles until they know how CAPLYTA affects them.

•

Body Temperature Dysregulation. CAPLYTA should be used with caution in patients who may experience conditions that may increase core body temperature such as strenuous exercise, extreme heat, dehydration, or concomitant anticholinergics.

•	Dysphagia. CAPLYTA should be used with caution in patients at risk for aspiration.

Drug Interactions: CAPLYTA should not be used with CYP3A4 inducers. Dose reduction is recommended for concomitant use with strong CYP3A4 inhibitors or moderate CYP3A4 inhibitors.

Special Populations: Newborn infants exposed to antipsychotic drugs during the third trimester of pregnancy are at risk for extrapyramidal and/or withdrawal symptoms following delivery. Dose reduction is recommended for patients with moderate or severe hepatic impairment.

Adverse Reactions: The most common adverse reactions in clinical trials with CAPLYTA vs. placebo were somnolence/sedation, dizziness, nausea, and dry mouth.

CAPLYTA is available in 10.5 mg, 21 mg, and 42 mg capsules.

Please click here to see full Prescribing Information including Boxed Warning.

About CAPLYTA (lumateperone)

CAPLYTA 42 mg is an oral, once daily atypical antipsychotic approved in adults for the treatment of schizophrenia and the treatment of depressive episodes associated with bipolar I or II disorder (bipolar depression) as monotherapy and as adjunctive therapy with lithium or valproate. While the mechanism of action of CAPLYTA is unknown, the efficacy of CAPLYTA could be mediated through a combination of antagonist activity at central serotonin 5-HT2A receptors and postsynaptic antagonist activity at central dopamine D2 receptors.

Lumateperone is being studied for the treatment of major depressive disorder, and other psychiatric and neurological disorders. Lumateperone is not FDA-approved for these disorders.

About Intra-Cellular Therapies

Intra-Cellular Therapies is a biopharmaceutical company founded on Nobel prize-winning research that allows us to understand how therapies affect the inner-workings of cells in the body. The company leverages this intracellular approach to develop innovative treatments for people living with complex psychiatric and neurologic diseases. For more information, please visit www.intracellulartherapies.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, the potential approval of CAPLYTA (lumateperone) for the treatment of major depressive disorder as adjunctive therapy; our financial and operating performance, including our future revenues and expenses; our expectations regarding the commercialization of CAPLYTA; our plans to expand our sales force; our plans to conduct clinical or non-clinical trials and the timing of developments with respect to those trials, including enrollment, initiation or completion of clinical conduct, or the availability or reporting of results; whether clinical trial results will be predictive of future real-world results; whether CAPLYTA will serve an unmet need; the goals of our development programs; our beliefs about the potential utility of our product candidates; and development efforts and plans under the caption “About Intra-Cellular Therapies.” All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: there is no guarantee we will complete the pending transaction with Johnson & Johnson within the timeframe we anticipate or at all; there are no guarantees that CAPLYTA will be commercially successful; we may encounter issues, delays or other challenges in commercializing CAPLYTA; whether CAPLYTA receives adequate reimbursement from third-party payors; the degree to which CAPLYTA receives acceptance from patients and physicians for its approved indications; challenges associated with execution of our sales activities, which in each case could limit the potential of our product; results achieved in CAPLYTA in the treatment of schizophrenia and bipolar depression following commercial launch of the product may be different than observed in clinical trials, and may vary among patients; challenges associated with supply and manufacturing activities, which in each case could limit our sales and the availability of our product; risks associated with our current and planned clinical trials; we may encounter unexpected safety or tolerability issues with CAPLYTA following commercial launch for the treatment of schizophrenia or bipolar depression or in ongoing or future trials and other development activities; there is no guarantee that a generic equivalent of CAPLYTA will not be approved and enter the market before the expiration of our patents; there is no guarantee that our sNDA for the adjunctive treatment of MDD will be approved, if at all, on the timeline that we expect; our other product candidates may not be successful or may take longer and be more costly than anticipated; product candidates that appeared promising in earlier research and clinical trials may not demonstrate safety and/or efficacy in larger-scale or later clinical trials or in clinical trials for other indications; our proposals with respect to the regulatory path for our product candidates may not be acceptable to the FDA; our reliance on collaborative partners and other third parties for development of our product candidates; impacts on our business, including on the commercialization of CAPLYTA and our clinical trials, as a result of the COVID-19 pandemic, the conflicts in Ukraine, Russia and the Middle East, global economic uncertainty, inflation, higher interest rates or market disruptions; and the other risk factors detailed in our public filings with the Securities and Exchange Commission. All statements contained in this press release are made only as of the date of this press release, and we do not intend to update this information unless required by law.

Contact:

Intra-Cellular Therapies, Inc.

Juan Sanchez, M.D.

Vice President, Corporate Communications and Investor Relations

646-440-9333

Burns McClellan, Inc.

Cameron Radinovic

cradinovic@burnsmc.com

212-213-0006

INTRA-CELLULAR THERAPIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except share and per share amounts) (Unaudited) (1)(2)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenues
Product sales, net	$199,223	$131,507	$680,501	$462,175
Grant revenue	—	593	351	2,195

Total revenues, net	199,223	132,100	680,852	464,370
Operating expenses:
Cost of product sales	20,405	10,703	56,963	33,745
Selling, general and administrative	137,729	104,720	504,489	409,864
Research and development	70,286	50,773	236,121	180,142

Total operating expenses	228,420	166,196	797,573	623,751

Loss from operations	(29,197)	(34,096)	(116,721)	(159,381)
Interest income	11,995	6,242	42,518	20,343

Loss before provision for income taxes	(17,202)	(27,854)	(74,203)	(139,038)
Income tax expense	317	(450)	(473)	(636)

Net loss	$(16,885)	$(28,304)	$(74,676)	$(139,674)

Net loss per common share:
Basic & Diluted	$(0.16)	$(0.29)	$(0.72)	$(1.46)
Weighted average number of common shares:
Basic & Diluted	106,095,836	96,285,558	103,131,017	95,881,729

(1)

The condensed consolidated statements of operations for the three and twelve months ended December 31, 2024 and 2023 have been derived from the financial statements but do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

(2)	Some amounts in this statement may not add due to rounding. All percentages have been calculated using unrounded amounts.

INTRA-CELLULAR THERAPIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands except share and per share amounts) (Unaudited)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$306,948	$147,767
Investment securities, available-for-sale	694,118	350,174
Restricted cash	1,750	1,750
Accounts receivable, net	166,500	114,018
Inventory	26,283	11,647
Prepaid expenses and other current assets	111,765	42,443
Total current assets	1,307,364	667,799

Property and equipment, net	1,468	1,654
Right of use assets, net	13,428	12,928
Inventory, non-current	38,890	38,621
Other assets	5,762	7,293

Total assets	$1,366,912	$728,295

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$26,074	$11,452
Accrued and other current liabilities	65,215	27,944
Accrued customer programs	75,408	53,173
Accrued employee benefits	34,774	27,364
Operating lease liabilities	4,233	3,612

Total current liabilities	205,704	123,545
Operating lease liabilities, non-current	12,748	13,326

Total liabilities	218,452	136,871
Stockholders’ equity:
Common stock, $0.0001 par value: 175,000,000 shares authorized at December 31, 2024 and December 31, 2023, respectively; 106,240,009 and 96,379,811 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	11	10
Additional paid-in capital	2,840,094	2,208,470
Accumulated deficit	(1,691,836)	(1,617,160)
Accumulated comprehensive income	191	104

Total stockholders’ equity	1,148,460	591,424

Total liabilities and stockholders’ equity	$1,366,912	$728,295

The condensed consolidated balance sheets at December 31, 2024 and December 31, 2023 have been derived from the financial statements but do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.